SUB-ITEM 77Q1(e)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Logan Circle Partners, L.P.

Dated March 30, 2012, as amended September 20, 2013
and June _25_, 2014


SEI INSTITUTIONAL INVESTMENTS TRUST

Ultra Short Duration Bond Fund
Long Duration Corporate Bond Fund
Limited Duration Bond Fund

















Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Logan Circle Partners, L.P.

Dated March 30, 2012, as amended September 20, 2013
and June_25, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Long Duration Corporate Bond Fund

[REDACTED]

Ultra Short Duration Bond Fund

The fee schedule below will be applied to the sum of
the average daily value of the Assets of the SEI
Institutional Investments Trust Ultra Short Duration
Bond Fund and the average daily value of the Assets
of any other ultra short duration SEI mutual fund or
account (each an Ultra Short Duration Bond Fund,
collectively the Ultra Short Duration Bond Funds) to
which the Sub-Adviser may now or in the future
provide investment advisory/sub-advisory services.
Each Ultra Short Duration Bond Fund will be
responsible for its pro rata portion of the total
fee determined pursuant to this paragraph based on
the relative values of the average daily Assets of
the Ultra Short Duration Bond Funds managed by Sub-
Adviser (as set forth below).
[REDACTED]
As of the effective date of this Schedule B the
Ultra Short Duration Bond Funds are as follows:
*	SEI Institutional Investments Trust Ultra
Short Duration Bond Fund;
*	SEI Daily Income Trust Ultra Short Duration
Bond Fund; and
*	SEI Institutional Investments Trust Limited
Duration Bond Fund.
Limited Duration Bond Fund
[REDACTED]




SEI Investments Management Corporation




Logan Circle Partners, L.P.


By:
__/s/ Stephen Beinhacker______________

By:
_____/s/ Gracie V.
Fermelia_______________
Name:
__/s/ Stephen Beinhacker______________

Name:
 _____/s/ Gracie V. Fermelia__________

Title:
_____Vice President_________________

Title:
_______COO____________________


By:
__/s/ Jude T. Driscoll_____________

By:
_____/s/ Gracie V.
Fermelia_______________
Name:
__/s/ Jude T. Driscoll_______________

Name:
 _____/s/ Gracie V. Fermelia__________

Title:
_____CEO
_________________

Title:
_______COO____________________